UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT No. 1
TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2017
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated April 25, 2017 filed by First Citizens BancShares, Inc. (the “Corporation”) on April 27, 2017 (the “Original Form 8-K”), and is being filed solely to disclose the decision of the Corporation regarding the frequency with which it will submit proposals to approve executive compensation for a non-binding, advisory vote of shareholders (a “Say-on-Pay Proposal”) at future annual meetings of shareholders.  No other changes are being made to the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As previously reported, at the Corporation’s annual meeting of shareholders held on April 25, 2017, shareholders approved a Say-on-Pay Proposal, and a majority of the votes cast by shareholders on a separate, non-binding “Say-on-Frequency Proposal” favored submitting a Say-on-Pay Proposal to a vote of shareholders each year as recommended by the Corporation’s Board of Directors. Based on the shareholders' preference, and pursuant to the recommendation of its Compensation, Nominations and Governance Committee, the Corporation's Board of Directors has approved submission of a Say-on-Pay Proposal for a vote of shareholders each year until the next required vote by shareholders on a Say-on-Frequency Proposal at the 2023 annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.
(Registrant)

Date:	July 25, 2017	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer